Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the combined Statement of Additional Information dated January 31, 2022.

We also consent to the incorporation by reference of our report dated November 24, 2021, with respect to the financial statements and financial highlights of The Select Sector SPDR Trust (comprising The Consumer Discretionary Select Sector SPDR Fund, The Consumer Staples Select Sector SPDR Fund, The Energy Select Sector SPDR Fund, The Financial Select Sector SPDR Fund, The Health Care Select Sector SPDR Fund, The Industrial Select Sector SPDR Fund, The Materials Select Sector SPDR Fund, The Technology Select Sector SPDR Fund, The Utilities Select Sector SPDR Fund, The Real Estate Select Sector SPDR Fund, and The Communication Services Select Sector SPDR Fund) included in their Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, File No. 333-57791), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 27, 2022